Exhibit 99.1

Contact Information:

Alan I. Rothenberg Chairman/Chief Executive Officer

Phone: (310) 270-9501

Jason P. DiNapoli

President/Chief Operating Officer

Phone: (310) 270-9505

1st CENTURY BANCSHARES, INC. REPORTS FINANCIAL RESULTS

FOR THE QUARTER AND SIX MONTHS ENDED JUNE 30, 2015

Los Angeles, CA (July 29, 2015) – 1st Century Bancshares, Inc. (the “Company”) (NASDAQ:FCTY), the holding company for 1st Century Bank, N.A. (the “Bank”), today reported net income for the three and six months ended June 30, 2015 of $515,000 and $830,000, respectively, compared to $779,000 and $1.2 million for the same periods last year. Pre-tax, pre-provision earnings for the three and six months ended June 30, 2015 was $1.5 million and $2.2 million, respectively, compared to $1.4 million and $2.2 million for the same periods last year. Included in net income for the three and six months ended June 30, 2015 are gains in connection with the sale of securities of none and $75,000, respectively, compared to $533,000 and $786,000 for the same periods last year, as well as provisions for loan losses of $575,000 and $725,000, respectively, compared to $100,000 for both of the same periods last year.

Pre-tax, pre-provision earnings, a non-GAAP financial measure, is presented because management believes adjusting the Company’s results to exclude taxes and loan loss provisions provides stockholders with a useful metric for evaluating the profitability of the Company. A schedule reconciling our GAAP net income to pre-tax, pre-provision earnings is provided in the table below.

Alan I. Rothenberg, Chairman of the Board of Directors and Chief Executive Officer of the Company, stated, “I’m proud to announce our financial results for the quarter ended June 30, 2015, where we once again finished the quarter at new record levels for total assets, loans and deposits. Total assets exceeded $660 million at June 30, 2015, representing an increase of 13% during the first six months of the year, while our loans and deposits grew by over 17% and 15%, respectively. Our net interest income for the current quarter improved to $5.7 million, an increase of over 27% from the same period last year, while our net interest margin grew to 3.63%. In addition, asset quality remains strong with total non-performing assets to total assets at 11 basis points at June 30, 2015.”

Jason P. DiNapoli, President and Chief Operating Officer of the Company, added, “The growth that we experienced this quarter, as well as throughout this economic cycle, is a tribute to the loyalty of our customers and the dedication of our team. Together we’ve created a unique bank that is focused on building long-term relationships with our customers by delivering personalized service and customized solutions and committed to serving our community in West Los Angeles.”

2015 2nd Quarter Highlights

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The Bank’s total risk-based capital ratio was 11.78% at June 30, 2015, compared to the requirement of 10.00% to generally be considered a “well capitalized” financial institution for regulatory purposes. The Bank’s equity is comprised solely of common stock and does not include any capital from trust preferred securities, convertible preferred stock or other equity or debt instruments.

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For the three and six months ended June 30, 2015, the Company recorded net income of $515,000, or $0.05 per diluted share, and $830,000, or $0.08 per diluted share, respectively. During the same periods last year, the Company reported net income of $779,000, or $0.08 per diluted share, and $1.2 million, or $0.12 per diluted share, respectively. The decline in net income during the three months ended June 30, 2015 as compared to the same period last year was primarily due to a $475,000 increase in provision for loan losses, a $533,000 decline in gains from the sale of securities, and a $571,000 increase in non-interest expenses. These items were partially offset by an increase in net interest income of $1.2 million, primarily related to an increase in the average balance of loans during the current quarter as compared to the same period last year. The decline in net income during the six months ended June 30, 2015 as compared to the same period last year was primarily due to a $625,000 increase in provision for loan losses, a $711,000 decline in gains from the sale of securities, and a $1.1 million increase in non-interest expenses. These items were partially offset by an increase in net interest income of $1.9 million, primarily related to an increase in the average balance of loans during the six months ended June 30, 2015, as compared to the same period last year.

•	At June 30, 2015 and 2014, the Company’s book value per share was $6.07 and $5.83, respectively, representing an increase of 4.1%.

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Net interest margin was 3.63% and 3.55% for the three and six months ended June 30, 2015, compared to 3.33% and 3.29% for the same periods last year. The improvement in our net interest margin was primarily due to an increase in the average balance of loans relative to total earning assets as compared to the same periods last year. During the three and six months ended June 30, 2015 the average balance of loans relative to total earning assets was 80.1% and 78.8%, respectively, compared to 72.5% and 70.9% for the same periods last year.

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Total core deposits, which include non-interest bearing demand deposits, interest bearing demand deposits, and money market deposits and savings, were $532.4 million, $462.4 million and $493.8 million at June 30, 2015, December 31, 2014 and March 31, 2015, respectively. Non-interest bearing deposits represent 59.2% of total deposits at June 30, 2015, compared to 56.1% at December 31, 2014, and 59.6% at March 31, 2015.

•	Cost of funds declined to 12 basis points for both the three and six months ended June 30, 2015, compared to 15 basis points and 16 basis points for the same periods last year.

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Loans increased to $519.1 million at June 30, 2015, compared to $442.9 million at December 31, 2014 and $479.9 million at March 31, 2015. Loan originations were $84.1 million and $145.5 million during the three and six months ended June 30, 2015, compared to $77.0 million and $101.3 million during the same periods last year.

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Non-performing loans were $712,000, or 0.14% of total loans, at June 30, 2015, compared to $632,000, or 0.14%, and $632,000, or 0.13%, of total loans, at December 31, 2014 and March 31, 2015, respectively.

•	Non-performing assets as a percentage of total assets were 0.11%, 0.11% and 0.10% at June 30, 2015, December 31, 2014 and March 31, 2015, respectively.

•	Net loan charge-offs were $17,000 and $1,000 during the three and six months ended June 30, 2015, respectively, compared to net recoveries of $15,000 and $31,000 during the same periods last year.

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As of June 30, 2015, the allowance for loan losses (“ALL”) was $8.3 million, or 1.60% of total loans, compared to $7.6 million, or 1.72% of total loans, at December 31, 2014 and $7.8 million, or 1.62% of total loans, at March 31, 2015. The ALL to non-performing loans was 1,169.53% and 1,203.03% at June 30, 2015 and December 31, 2014, respectively.

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Investment securities declined to $75.5 million at June 30, 2015, representing 11.4% of our total assets, compared to $79.7 million, or 13.6% of our total assets, at December 31, 2014 and $73.0 million, or 11.8% of our total assets, at March 31, 2015. During the six months ended June 30, 2015, the Company sold investment securities with an amortized cost of $5.9 million, recognizing gains of $75,000. No securities were sold during the three months ended June 30, 2015. During the three and six months ended June 30, 2014, the Company sold investment securities with an amortized cost of $28.6 million and $43.4 million, respectively, recognizing gains of $533,000 and $786,000, respectively.

Capital Adequacy

At June 30, 2015, the Company’s stockholders’ equity totaled $62.7 million compared to $61.7 million at December 31, 2014. At June 30, 2015, the Bank’s total risk-based capital ratio, tier 1 risk-based capital ratio, common equity tier 1 ratio and tier 1 leverage ratio were 11.78%, 10.53%, 10.53% and 9.24%, respectively, compared to the requirements of 10.00%, 8.00%, 6.50% and 5.00%, respectively, to generally be considered a “well capitalized” financial institution for regulatory purposes.

Balance Sheet

Total assets at June 30, 2015 were $661.3 million, representing an increase of $76.1 million, or 13.0%, from $585.2 million at December 31, 2014. Cash and cash equivalents at June 30, 2015 were $62.5 million, representing an increase of $4.0 million, or 6.9%, from $58.5 million at December 31, 2014. Loans increased by $76.2 million, from $442.9 million at December 31, 2014 to $519.1 million at June 30, 2015. Loan originations were $84.1 million and $145.5 million during the three and six months ended June 30, 2015, compared to $77.0 million and $101.3 million during the same periods last year. The majority of loan originations during the three and six months ended June 30, 2015 were related to commercial real estate loans and consumer lending loans. Prepayment speeds for the three and six months ended June 30, 2015 were 15.6% and 13.4%, compared to 11.5% and 12.9% for the same periods last year. Investment securities were $75.5 million at June 30, 2015, compared to $79.7 million at December 31, 2014, representing a decline of $4.1 million, or 5.2%. During the six months ended June 30, 2015, the Company sold investment securities with an amortized cost of $5.9 million, recognizing gains of $75,000. No securities were sold during the three months ended June 30, 2015. During the three and six months ended June 30, 2014, the Company sold investment securities with an amortized cost of $28.6 million and $43.4 million, respectively, recognizing gains of $533,000 and $786,000, respectively. The weighted average life of our investment securities was 3.69 years and 4.02 years at June 30, 2015 and December 31, 2014, respectively.

Total liabilities at June 30, 2015 increased by $75.1 million, or 14.3%, to $598.6 million compared to $523.5 million at December 31, 2014. This increase is primarily due to a $77.7 million increase in deposits. Total core deposits, which includes non-interest bearing demand deposits, interest bearing demand deposits and money market deposits and savings, were $532.4 million and $462.4 million at June 30, 2015 and December 31, 2014, respectively, representing an increase of $70.0 million, or 15.1%.

Credit Quality

Allowance and Provision for Loan Losses

The ALL was $8.3 million, or 1.60% of our total loan portfolio, at June 30, 2015, compared to $7.6 million, or 1.72% of our total loan portfolio, at December 31, 2014. At June 30, 2015 and December 31, 2014, our non-performing loans were $712,000 and $632,000, respectively. The ratio of our ALL to non-performing loans was 1,169.53% and 1,203.03% at June 30, 2015 and December 31, 2014, respectively. In addition, our ratio of non-performing loans to total loans was 0.14% at both June 30, 2015 and December 31, 2014, respectively.

The ALL is impacted by inherent risk in the loan portfolio, including the level of our non-performing loans, as well as specific reserves and charge-off activities. During the three and six months ended June 30, 2015, we recorded a provision for loan losses of $575,000 and $725,000, respectively, compared to $100,000 for both the three and six months ended June 30, 2014. The increase in our provision for loan losses during the three and six months ended June 30, 2015 compared to the same periods last year was primarily attributable to the increase in the growth rate of our loan portfolio during the three and six months ended June 30, 2015. During the three and six months ended June 30, 2015, the Bank’s loan portfolio increased by 8.2% and 17.2%, respectively, compared to increases of 9.7% and 7.6% during the same periods last year.

Criticized and classified loans generally consist of special mention, substandard and doubtful loans. Special mention, substandard and doubtful loans were $127,000, $1.4 million and none, respectively, at June 30, 2015, compared to $152,000, $2.2 million and none, respectively, at June 30, 2014. We had net charge-offs of $17,000 and $1,000 during the three and six months ended June 30, 2015, compared to net recoveries $15,000 and $31,000 for the same periods last year. At June 30, 2015, the ALL to total loans was 1.60% compared to 1.72% at December 31, 2014. The risks associated with the adequacy of our ALL and the decline in this ratio may have increased as a result of our loan growth. Management will continue to closely monitor the adequacy of the ALL and will make adjustments as warranted. Management believes that the ALL as of June 30, 2015 and December 31, 2014 was adequate to absorb probable and inherent risks in the loan portfolio.

Non-Performing Assets

Non-performing assets totaled $712,000 and $632,000 at June 30, 2015 and December 31, 2014. Non-accrual loans totaled $712,000 and $632,000 at June 30, 2015 and December 31, 2014. As a percentage of total assets, the amount of non-performing assets was 0.11% at both June 30, 2015 and December 31, 2014.

Net Interest Income and Margin

During the three and six months ended June 30, 2015, net interest income was $5.7 million and $10.8 million, respectively, compared to $4.5 million and $8.9 million for the same periods last year. The improvement in net interest income was primarily attributable to increases in the average balances of our loan portfolio during the three and six months ended June 30, 2015 as compared to the same periods last year, partially offset by a decline in the average balance of our investment portfolio during the same periods. The average balances of our loan portfolio were $507.2 and $481.1 million during the three and six months ended June 30, 2015, compared to $393.3 million and $384.3 million for the same periods last year. The average balances of our investment portfolio were $72.6 million and $75.5 during the three and six months ended June 30, 2015, compared to $96.5 million and $102.0 million for the same periods last year.

The Company’s net interest margin (net interest income divided by average interest earning assets) was 3.63% for the quarter ended June 30, 2015, compared to 3.33% for the same period last year. The 30 basis point increase in net interest margin is primarily due to an increase in the average balance of loans relative to total average earning assets as compared to the same period last year. The percentage of average loans to total average earning assets increased to 80.1% during the quarter ended June 30, 2015, compared to 72.5% during the same period last year.

The Company’s net interest margin was 3.55% for the six months ended June 30, 2015, compared to 3.29% for the same period last year. As discussed above, the improvement in our net interest margin is primarily due to an increase in the average balance of loans relative to total earning assets as compared to the same period last year. The percentage of average loans to total average earning assets increased to 78.8% during the six months ended June 30, 2015, compared to 70.9% during the same period last year.

Non-Interest Income

Non-interest income was $108,000 and $338,000 for the three and six months ended June 30, 2015, compared to $723,000 and $1.1 million for the same periods last year. During the six months ended June 30, 2015, the Company sold investment securities with an amortized cost of $5.9 million, recognizing gains of $75,000. No securities were sold during the three months ended June 30, 2015. During the three and six months ended June 30, 2014, the Company sold $28.6 million and $43.4 million of investment securities, recognizing gains of $533,000 and $786,000. With the exception of such gains, non-interest income primarily consists of customer related fee income.

Non-Interest Expense

Non-interest expense was $4.4 million and $8.9 million for the three and six months ended June 30, 2015, compared to $3.8 million and $7.8 million for the same periods last year. The increases in non-interest expense during the three and six months ended June 30, 2015 as compared to the same periods last year is primarily due to the costs incurred to expand the Bank’s business development and related operational support teams, as well as the supplemental costs associated with the Bank’s recently opened relationship office in Beverly Hills.

Income Tax Provision

During the three and six months ended June 30, 2015, we recorded tax provisions of $394,000 and $640,000, respectively, compared to a tax provision of $565,000 and $875,000 for the same periods last year. The changes in tax provision were consistent with the changes in pre-tax earnings.

Net Income

For the three and six months ended June 30, 2015, the Company recorded net income of $515,000, or $0.05 per diluted share, and $830,000, or $0.08 per diluted share, compared to $779,000, or $0.08 per diluted share, and $1.2 million, or $0.12 per diluted shares, for the same periods last year. Included in net income for the three and six months ended June 30, 2015 are gains in connection with the sale of securities of none and $75,000, respectively, compared to $533,000 and $786,000 for the same periods last year.

About 1st Century Bancshares, Inc.

1st Century Bancshares, Inc. is a publicly owned company traded on the NASDAQ Capital Market under the symbol “FCTY.” The Company’s wholly-owned subsidiary, 1st Century Bank, N.A., is headquartered in the Century City area of Los Angeles, with a full service business bank in Century City, CA, and relationship offices in Santa Monica and Beverly Hills, CA. The Bank’s primary focus is serving the specific banking needs of entrepreneurs, professionals and small businesses with the personal service of a traditional community bank, while offering the technologies of a big money center bank. The Company maintains a website at www.1cbank.com. By including the foregoing website address link, the Company does not intend to and shall not be deemed to incorporate by reference any material contained therein.

Safe Harbor

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can find many (but not all) of these forward-looking statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this press release. These statements are based upon our management’s current expectations and speak only as of the date hereof. Forward-looking statements are subject to certain risks and uncertainties that could cause our actual results, performance or achievements to differ materially and adversely from those expressed, suggested or implied herein. Accordingly, investors should use caution in relying on forward-looking statements to anticipate future results or trends. These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, (2) political instability, (3) changes in the monetary policies of the U.S. Government, (4) a renewed decline in economic conditions, (5) renewed deterioration in the value of California real estate, both residential and commercial, (6) an increase in the level of non-performing assets and charge-offs, (7) further increased competition among financial institutions, (8) the Company’s ability to continue to attract interest bearing deposits and quality loan customers, (9) further government regulation and the implementation and costs associated with the same, (10) internal and external fraud and cyber-security threats including the loss of bank or customer funds, loss of system functionality or the theft or loss of data, (11) management’s ability to successfully manage the Company’s operations, and (12) the other risks set forth in the Company’s reports filed with the U.S. Securities and Exchange Commission. The Company does not undertake, and specifically disclaims any obligation to revise or update any forward-looking statements for any reason.

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(Tables follow)

SUMMARY FINANCIAL INFORMATION

The following tables present relevant financial data from the Company’s recent performance (dollars in thousands, except per share data):

	June 30, 2015	December 31, 2014	June 30, 2014
Balance Sheet Results:	(unaudited)		(unaudited)
Total Assets	$661,305	$585,218	$554,413
Total Loans	$519,064	$442,856	$412,713
Allowance for Loan Losses (“ALL”)	$8,323	$7,599	$7,367
Non-Performing Assets	$712	$632	$731
Investment Securities-AFS, at estimated fair value	$75,549	$79,689	$78,060
Deposits:
Non-Interest Bearing Demand Deposits	$344,043	$282,217	$261,987
Interest Bearing Demand Deposits	27,239	25,492	23,594
Money Market Deposits and Savings	161,081	154,706	140,830
Certificates of Deposit	48,535	40,757	41,361
Total Deposits	$580,898	$503,172	$467,772
Total Stockholders’ Equity	$62,689	$61,693	$59,160
Gross Loans to Deposits	89.34%	88.00%	88.20%
Ending Book Value per Share	$6.07	$6.08	$5.83
Common Shares Outstanding	10,321,702	10,140,441	10,146,078

	Three Months Ended June 30,
Quarterly Operating Results (unaudited):	2015	2014
Net Interest Income	$5,735	$4,509
Provision for Loan Losses	$575	$100
Gain on Sale of AFS Securities	$—	$533
Non-Interest Income	$108	$190
Non-Interest Expense	$4,359	$3,788
Income Tax Provision	$394	$565
Net Income	$515	$779
Basic Earnings per Share	$0.05	$0.08
Basic Shares Outstanding	9,588,951	9,448,548
Diluted Earnings per Share	$0.05	$0.08
Diluted Shares Outstanding	9,831,229	9,729,504
Quarterly Net Interest Margin*	3.63%	3.33%

Reconciliation of QTD Net Income to Pre-Tax, Pre-Provision Earnings:
Net Income	$515	$779
Provision for Loan Losses	575	100
Income Tax Provision	394	565
Pre-Tax, Pre-Provision Earnings	$1,484	$1,444

	Six Months Ended June 30,
YTD Operating Results (unaudited):	2015	2014
Net Interest Income	$10,755	$8,855
Provision for Loan Losses	$725	$100
Gain on Sale of AFS Securities	$75	$786
Non-Interest Income	$263	$302
Non-Interest Expense	$8,898	$7,787
Income Tax Provision	$640	$875
Net Income	$830	$1,181
Basic Earnings per Share	$0.09	$0.13
Basic Shares Outstanding	9,563,456	9,370,900
Diluted Earnings per Share	$0.08	$0.12
Diluted Shares Outstanding	9,817,923	9,673,066
YTD Net Interest Margin*	3.55%	3.29%

Reconciliation of YTD Net Income to Pre-Tax, Pre-Provision Earnings:
Net Income	$830	$1,181
Provision for Loan Losses	725	100
Income Tax Provision	640	875
Pre-Tax, Pre-Provision Earnings	$2,195	$2,156

                             *Percentages are reported on an annualized basis